                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contact:                                                 Analyst Contact:
Reid Walker                                                    David Lerch
703-375-1103                                                   703-375-1577
rwalker@psi.com                                                lerchd@psi.com


               PSINet ANNOUNCES $750 MILLION RULE 144A OFFERING

Herndon, VA, November 24, 1999 -- PSINet Inc. (NASDAQ: PSIX) today announced that it has sold $750 million aggregate principal amount of 10-1/2% Senior Notes due 2006, consisting of $600 million aggregate principal amount of 10-1/2% Senior Notes due 2006 and Euro 150 million 10-1/2% Senior Notes due 2006, in accordance with Securities and Exchange Commission Rule 144A. The net proceeds of the offering are expected to be used to finance capital expenditures including the acquisition of additional telecommunications bandwidth, related facilities, and equipment; the construction of Internet data centers; corporate acquisitions and general corporate purposes. The notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under such Act or an applicable exemption from registration requirements.